Exhibit 24.1

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Jason D. Robins and R. Stanton Dodge, and each of them individually, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign the post-effective amendment (the “Amendment”) to the registration statement on Form S-1 (Reg. No. 333-238051) (the “Registration Statement”) and any or all further amendments (including post-effective amendments) to the Registration Statement (and any additional registration statements related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Without limiting the generality of the foregoing, amendments to the Registration Statement may make such changes in such Registration Statement as such attorney-in-fact may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney-in-fact or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney-in-fact or substitute.

This Power of Attorney may be signed in more than one counterpart, all of which when taken together, shall be deemed one and the same instrument.

IN WITNESS WHEREOF, this Power of Attorney has been signed effective as of this 26th day of February, 2021, by the following persons:

Name	Position	Date

/s/ Jason D. Robins	Chief Executive Officer and Chairman	February 26, 2021
Jason D. Robins	(Principal Executive Officer)

/s/ Jason K. Park	Chief Financial Officer	February 26, 2021
Jason K. Park	(Principal Financial Officer)

/s/ Erik Bradbury	Chief Accounting Officer	February 26, 2021
Erik Bradbury	(Principal Accounting Officer)

/s/ Harry Evans Sloan	Vice Chairman	February 26, 2021
Harry Evans Sloan

/s/ Michael Gavin Isaacs	Director	February 26, 2021
Michael Gavin Isaacs

/s/ Matthew Kalish	Director	February 26, 2021
Matthew Kalish

/s/ Woodrow H. Levin	Director	February 26, 2021
Woodrow H. Levin

/s/ Paul Liberman	Director	February 26, 2021
Paul Liberman

/s/ Shalom Meckenzie	Director	February 26, 2021
Shalom Meckenzie

/s/ Jocelyn Moore	Director	February 26, 2021
Jocelyn Moore

/s/ Ryan R. Moore	Director	February 26, 2021
Ryan R. Moore

/s/ Valerie Mosley	Director	February 26, 2021
Valerie Mosley

/s/ Steven J. Murray	Director	February 26, 2021
Steven J. Murray

/s/ Hany M. Nada	Director	February 26, 2021
Hany M. Nada

/s/ Richard Rosenblatt	Director	February 26, 2021
Richard Rosenblatt

/s/ John S. Salter	Director	February 26, 2021
John S. Salter

/s/ Marni M. Walden	Director	February 26, 2021
Marni M. Walden